Exhibit 10.2

TOTAL RELEASE OF EXISTING LLOYD’S DEPOSIT

 from a Lloyd’s Security and Trust Deed STD (CM) G 93 where an existing Letter of Credit is substituted by a deposit to be held under a new Lloyd’s Deposit Trust Deed DTD (CM) (TP) G 93

THIS DEED OF DETERMINATION RELEASE AND SUBSTITUTION is made the 30th day of  March  2010

BETWEEN

THE SOCIETY INCORPORATED BY LLOYD’S ACT 1871 BY THE NAME OF LLOYD’S (hereinafter called “the Society”) of the first part and Montpelier Capital Limited (1) whose registered office is at 7th Floor, 85 Gracechurch Street, London EC3V 0AA (2)  and whose registered number is 6198350 (3)  (hereinafter called the “Corporate Member”) of the second part and Montpelier Reinsurance Ltd  (4) whose registered office is at  Montpelier House, 94 Pitts Bay Road, Pembroke, HM08, Bermuda(5) and whose registered number is  31261(6) (hereinafter called the “Depositor”) of the third part

AND IS SUPPLEMENTAL TO a Lloyd’s Security and Trust Deed being a Deed in Lloyd’s form STD (CM) G 93 (hereinafter called the “Existing Trust Deed”) dated  18 March 2008  (7) and made between the Corporate Member of the one part and the Society of the other part

WHEREAS:-

(A)                              The Corporate Member is a corporate underwriting member of the Society and it executed the Existing Trust Deed in consideration of its admission to such membership or the continuance of its existing membership

(B)                                The Society is now and has at all times since the execution of the Existing Trust Deed been the sole trustee of that Deed

(C)                                Clause 4(b) of the Existing Trust Deed provides that if at any time or times before the Termination Date (as defined therein) the Society shall by deed declare that the trust created by the Existing Trust Deed is determined in respect of the Trust Fund (as defined therein) subject thereto or any part thereof the trustee or trustees for the time being thereof shall thenceforth stand possessed of the same upon trust to pay and transfer it to the Corporate Member absolutely

(D)                               At the date hereof the capital of the said Trust Fund consists of the irrevocable syndicated Letter of Credit specified in the First Schedule to this Deed and the said Termination Date has not yet occurred

(E)                                 The Corporate Member now wishes to replace its existing Lloyd’s deposit represented by the Trust Fund held under the Existing Trust Deed with a deposit of

(1) please give the full name of the Corporate Member

(2) please give address of registered office

(3) please give registered number

(4) please give full name of the Depositor

(5) please give address of registered office

(6) please give registered number

(7) please give date of the Existing Security and Trust Deed the cash and/or assets set out in the Second Schedule which is of an equal or greater value to be held subject to the terms of an appropriate Lloyd’s Third Party Deposit Trust Deed again for the benefit of the Beneficiaries (as defined in the Existing Trust Deed)

(F)                                 In the premises the Corporate Member has requested the Society now to exercise in its favour the said power of determination conferred by Clause 4(b) of the Existing Trust Deed in respect of the whole of the Trust Fund subject to the Existing Trust Deed as set out in the First Schedule (and also to release all of the Corporate Member’s outstanding obligations under Clause 2 of the Existing Trust Deed in exercise of the power in that behalf conferred on the Society by Clause 6(a)(ii) thereof)

(G)                                Such last recited request has been made on the footing that contemporaneously with any such exercise of those powers the Depositor will and the Corporate Member will procure that the Depositor will provide the cash and/or assets set out in the Second Schedule to Lloyd’s to be held by Lloyd’s in its capacity as trustee of the next mentioned Deposit Trust Deed  and that the Corporate Member and the Depositor have executed in respect of the cash and/or assets a new Lloyd’s Deposit Trust Deed substantially in the form of Lloyd’s form DTD (CM) (TP) G 93

(H)                               In the premises the Corporate Member and the Depositor have agreed to covenant with the Society in the manner hereinafter appearing

(I)                                    The Society has satisfied itself that the cash and/or assets set out in the Second Schedule to this Deed have a value which is equal to or exceeds the current value of the Trust Fund subject to the Existing Trust Deed to be released

(J)                                   In the premises the Society (being satisfied that having regard to such covenant it is proper to do so) has determined now to exercise its said powers conferred by Clause 4(b) of the Existing Trust Deed in the manner requested by the Corporate Member in respect of the whole of the said Trust Fund subject to the Existing Trust Deed

NOW THIS DEED WITNESSETH and it is hereby AGREED AND DECLARED as follows -

1.                                       In this Deed the following expressions have the following meanings that is to say:-

(i)                                     “the Existing Trust Deed Trustees” mean the Society or the trustees or trustee for the time being of the Existing Trust Deed  (being “the Trustees” defined in Clause 1 of that Deed)

(ii)                                   “the Existing Trust Deed Trust Fund” mean the said Trust Fund subject to the Existing Trust Deed (including “the Trust Fund” defined in Clause 1 of the Deed)

2.                                       In the premises and acting at the request of and with the consent of the Corporate Member (shown by its execution of this Deed) —

(i)                                     the Society in exercise of the power of determination conferred on the Society by Clause 4(b) of the Existing Trust Deed and of any and every other power it enabling HEREBY IRREVOCABLY DECLARES that the trusts created by the Existing Trust Deed are henceforth determined in respect of the whole of the Existing Trust Deed Trust Fund and the future income thereof TO THE INTENT and so that (subject only as is provided in Clause 4 of this Deed) the same shall now be held by the Existing Trust Deed Trustees upon trust to pay and transfer the same to the Corporate Member absolutely or as it shall otherwise direct; and

(ii)                                  the Society in exercise of the power to release contained in Clause 6(a)(ii) of the Existing Trust Deed and of any and every other power it enabling HEREBY WHOLLY AND IRREVOCABLY RELEASES AND EXTINGUISHES all of the Corporate Member’s outstanding obligations under Clause 2 of the Existing Trust Deed

3.                                       No apportionment of income of the Existing Trust Deed Trust Fund shall be made at the date of execution of this Deed in respect of income then accrued or accruing but not actually received by the Existing Trust Deed Trustees and all such income shall be paid or applied as if the same had accrued immediately after the execution of this Deed

4.                                      (a)                                   The Corporate Member HEREBY COVENANTS with the Society that all inheritance tax capital gains tax corporation tax and all other taxes and duties of a capital nature (if any) occasioned by or arising as a result of the execution of the Deed shall be borne and paid by the Corporate Member alone and that the Corporate Member shall keep the Society fully indemnified in respect of all such taxes and duties

(b)                                 For the avoidance of any doubt IT IS HEREBY DECLARED that nothing contained in this Deed shall prejudice or otherwise affect any lien or other right of the Society in its capacity as the trustee of the Existing Trust Deed in respect of any taxes or duties (whether of an income or capital nature) or costs or other outgoings whatsoever

5.                                       The Corporate Member HEREBY FURTHER COVENANTS and the Depositor HEREBY COVENANTS with the Society that contemporaneously with the execution of this Deed the Depositor will and the Corporate Member will enter into and execute the New Deposit Trust Deed and the Depositor will and the Corporate Member will procure that the Depositor will provide to the Society (net of any and all taxes and duties occasioned thereby) the cash and/or assets set out in the Second Schedule to this Deed to be held by the Society in its capacity as the trustee of the New Deposit Trust Deed (free of any prior charge interest or other right having priority over the New Deposit Trust Deed) as part of the Trust Fund subject to the New Deposit Trust Deed and (together with the future income thereof) upon and with and subject to the trusts powers and provisions declared and contained in the New Deposit Trust Deed

IN WITNESS whereof the parties hereto have duly executed this instrument as a deed the day and year first before written

THE FIRST SCHEDULE

The Existing Trust Deed Trust Fund which is to be released

1.                                       An irrevocable syndicated Letter of Credit in favour of the Society substantially in the form of Lloyd’s form CM50A

Issued by:- (8)

Royal Bank of Scotland (RBS)	ING Bank NV
London Trade Services Centre	London Branch
PO Box 39971	60 London Wall
Devonshire Square	London EC2M 5TQ
London EC2M 4XB

For the sum not to exceed the aggregate of:- (9)USD$230 Million

Effective from:-                                                             (10)26 March 2009

(LOC Reference No. T404539)

(8) please specify the full names and registered addresses of the issuers

(9) please specify the amount

(10) please specify effective date

THE SECOND SCHEDULE

The new Cash and/or Assets to be held subject to

the terms of the New Deposit Trust Deed(11)

(11) please complete as appropriate

EXECUTED as a DEED	)
and DELIVERED BY	)
Montpelier Capital Limited	)
)
acting by two Directors/	)
a Director and the	)
Secretary	)
	)	G Perdoni - Director

R Chattock - Director

EXECUTED as a DEED	)
and DELIVERED BY	)
Montpelier Reinsurance Ltd	)
)
acting by two Directors/	)
a Director and the	)
Secretary	)
	)	T G S Busher - Director

C Jackson - Secretary

THE COMMON SEAL OF	)
THE SOCIETY OF LLOYD’S	)
was hereunto affixed in the	)
presence of	)	M Colesworthy

Authorised Signatory		[SEAL]